FOR IMMEDIATE RELEASE

CONTACT:	Christi Cowdin
Director, Corporate Communications & Investor Relations
(248) 593-8810
ccowdin@horizonglobal.com

HORIZON GLOBAL REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER AND FULL-YEAR 2017; ANNOUNCES DETAILS OF TARGETED ACTION PLAN

Business Update

▪	Net sales increased from $649 million to $893 million, up 37.6 percent

▪	Net sales increased 36.2 percent in constant currency(2)

▪	Operating profit margin increased to 3.9 percent, up 290 basis points

▪	Adjusted operating profit(1) margin of 5.8 percent, up 10 basis points

▪	Operating cash flow decreased from $35.4 million to $14.2 million

▪	Repurchased 686,506 shares of common stock in 2017

▪	Announced agreement to acquire the Brink Group; strengthens global market position and diversifies sales

▪	Westfalia integration delivered €9.5 million in synergies, exceeding full-year target; cumulative synergies expected to be €18 million by year-end 2018

▪	Announced targeted action plan focused on the Americas and Europe-Africa segments; expected to deliver incremental $3.0 million to $5.0 million of realized savings for 2018
Troy, Michigan, March 1, 2018 — Horizon Global Corporation (NYSE: HZN), one of the world’s leading manufacturers of branded towing and trailering equipment, today reported fourth quarter and full-year financial results for 2017. The Company also announced a targeted action plan, which includes the restructuring of its Americas business to reduce operating costs and realign the organization for greater efficiency. The action plan also addresses business improvement activities in Europe-Africa, which include the continued integration of Westfalia.
"Our sales and operating profit grew for the year, but the business was unable to overcome the challenges we faced in the fourth quarter," said Mark Zeffiro, President and Chief Executive Officer of Horizon Global. "We are disappointed that we did not achieve our full-year guidance. Our global team is focused on addressing these challenges and implementing a targeted action plan, which includes specific initiatives to address our organizational needs to become more efficient, better service customers, grow profitably and build long-term shareholder value.

"We are pleased regarding our progress with the Westfalia integration and are on track to realize total cumulative synergies of €18 million by the end of 2018, which puts us in position to achieve our total Westfalia synergy target of €25 million to €27 million by the end of 2019. In the fourth quarter, we announced our entry into an agreement to acquire the Brink Group, which is expected to strengthen our global platform, broaden our customer base, and bring new technology to our product offering. With our proven and scalable project management office in Europe, we believe we have the ability to integrate the Brink business and realize €10 million to €12 million of synergies."
2017 Fourth Quarter Segment Highlights
Horizon Americas. Net sales decreased 5.1 percent, driven by delivery delays as we transitioned to a new distribution facility and inventory management efforts by retail customers. Operating profit increased $2.2 million to $5.2 million, or 5.9 percent of net sales, primarily attributable to approximately $3.8 million of lower expense related to the impairment of certain intangible assets in our business in Brazil during the fourth quarter of 2016. Adjusted operating profit(1) increased $0.6 million to $6.6 million, or 7.5 percent of net sales.

Horizon Europe-Africa. Net sales increased 13.1 percent, or 4.7 percent on a constant currency basis(2), driven by strong growth in the automotive OE channel, both in new and existing programs. Operating loss decreased $6.2 million to a loss of $7.7 million, or 10.6 percent of net sales, attributable, in part, to lower expense related to fourth quarter 2016 amortization of inventory step-up in connection with the Westfalia transaction and fourth quarter 2016 impairment of intangible assets. Adjusted operating loss(1) increased $1.5 million to $4.6 million, or 6.3 percent of net sales.
Horizon Asia-Pacific. Net sales increased 33.5 percent, or 30.3 percent on a constant currency basis(2), attributable, in part, to a regional bolt-on acquisition completed in the third quarter of 2017 and increased volumes in the industrial and aftermarket channels. Operating profit increased $3.1 million to $5.5 million, or 15.8 percent of net sales, as a result of higher sales and operational improvements in the region's manufacturing facilities. Adjusted operating profit(1) increased $3.3 million to $5.7 million, or 16.4 percent of net sales.
Targeted Action Plan
Horizon Global has launched a business improvement action plan to address performance challenges that impacted the Company in 2017, increase the organization's overall efficiency and profitability, and position the Company for long-term growth.
The plan includes the restructuring of the Americas segment, including facility consolidations and workforce reductions, as well as improving manufacturing efficiencies and optimizing its distribution network. Additionally, the Company will continue implementing actions in its Europe-Africa segment related to business integration and improvement, while continuing to deliver its synergy plan.
Several elements of the action plan are already completed or underway including:

▪	Leadership changes in the Americas;

▪	Centralization of price management for the Europe-Africa; and

▪	Reducing logistics costs for the Europe-Africa through renegotiated freight and distribution costs.
Additional actions include:

▪	Consolidate two legacy non-manufacturing facilities in the Americas;

▪	De-layer and complete integration of the Americas organization; and

▪	Increase low-cost country production in Europe-Africa segment to 25%.
The Company expects remaining elements of the plan to be enacted this year, with execution occurring over the next several quarters. The action plan elements are expected to deliver an incremental $3.0 to $5.0 million in consolidated cost savings in 2018.
2018 Full-Year Outlook
The Company expects solid performances from each of its segments in 2018, driven by the Company's strong portfolio of brands and market-leading positions in the geographies where the Company does business. The Company's business improvement action plan is expected to drive positive results across its global operations to deliver improved financial performance and increased shareholder value. In light of these expectations, the Company anticipates consolidated organic revenue growth in the range of three to five percent. Consolidated adjusted operating profit and adjusted dilutive earnings per share are both expected to grow faster than revenue on a constant currency basis. Additionally, operating cash flow for the Company is expected to return to normal historical levels during 2018.
Conference Call Details
Horizon Global will host a conference call regarding fourth quarter and full year 2017 earnings on Wednesday, March 1, 2018 at 8:30 a.m. Eastern Time. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (844) 711-8052 and from outside the U.S. at (832) 900-4641. Please use the conference identification number 7384617.
The conference call will be webcast simultaneously and in its entirety through the Horizon Global website. An earnings presentation will also be available on the Horizon Global website at the time of the conference call. Shareholders, media representatives and others may participate in the webcast by registering through the investor relations section on the Company’s website.

A replay of the call will be available on Horizon Global’s website or by phone by dialing (800) 585-8367 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 7384617. The telephone replay will be available approximately two hours after the end of the call and continue through March 15, 2017.
About Horizon Global
Horizon Global is the #1 designer, manufacturer and distributor of a wide variety of high-quality, custom-engineered towing, trailering, cargo management and other related accessory products in North America, Australia and Europe. The Company serves OEMs, retailers, dealer networks and the end consumer as the category leader in the automotive, leisure and agricultural market segments. Horizon provides its customers with outstanding products and services that reflect the Company's commitment to market leadership, innovation and operational excellence. The Company’s mission is to utilize forward-thinking technology to develop and deliver best-in-class products for our customers, engage with our employees and realize value creation for our shareholders.
Horizon Global is home to some of the world’s most recognized brands in the towing and trailering industry, including: BULLDOG, Draw-Tite, Fulton, Hayman Reese, Reese, ROLA, Tekonsha, and Westfalia. Horizon Global has approximately 4,300 employees in 58 facilities across 21 countries.
For more information, please visit www.horizonglobal.com.

Forward-Looking Statements
This presentation may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained herein speak only as of the date they are made and give our current expectations or forecasts of future events. These forward-looking statements can be identified by the use of forward-looking words, such as "may," "could," "should," "estimate," "project," "forecast," "intend," "expect," "anticipate," "believe," "target," "plan" or other comparable words, or by discussions of strategy that may involve risks and uncertainties. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which could materially affect our business, financial condition or future results including, but not limited to, risks and uncertainties with respect to: the Company's leverage; liabilities imposed by the Company's debt instruments; market demand; competitive factors; supply constraints; material and energy costs; technology factors; litigation; government and regulatory actions; the Company's accounting policies; future trends; general economic and currency conditions; various conditions specific to the Company's business and industry; the spin-off from TriMas Corporation; risks inherent in the achievement of cost synergies and the timing thereof in connection with the Westfalia acquisition, including whether the acquisition will be accretive; the Company's ability to promptly and effectively integrate Westfalia; the performance and costs of integration of Westfalia; the Company's ability to successfully complete the acquisition of the Brink Group; the Company's ability to successfully implement its targeted action plan, including realizing the expected cost savings within the anticipated time frame or at all; the timing and amount of repurchases of the Company’s common stock, if any; and other risks that are discussed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The risks described herein are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. We caution readers not to place undue reliance on such statements, which speak only as of the date hereof. We do not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(1)
Please refer to "Company and Business Segment Financial Information” which details certain costs, expenses, other charges, collectively described as ''Special Items,'' that are included in the determination of operating profit under GAAP, but that management would not consider important in evaluating the quality of the Company's operating results as they are not indicative of the Company's core operating results or may obscure trends useful in evaluating the Company's continuing activities. Accordingly, the Company presents adjusted operating profit and adjusted segment operating profit excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.  Further, the Company presents adjusted operating profit, adjusted segment operating profit and net sales, excluding these Special Items to provide investors with a better understanding of the Company’s view of fourth quarter and full year results as compared to 2017 guidance and prior periods.

(2)
We evaluate growth in our operations on both an as reported basis and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating current period revenue in local currency using the prior period’s currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. See Appendix II for reconciliation.

Horizon Global Corporation
Condensed Consolidated Balance Sheets
(Dollars in thousands)

	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$29,570	$50,240
Receivables, net	91,770	77,570
Inventories	171,500	146,020
Prepaid expenses and other current assets	10,950	12,160
Total current assets	303,790	285,990
Property and equipment, net	113,020	93,760
Goodwill	138,190	120,190
Other intangibles, net	90,230	86,720
Deferred income taxes	4,290	9,370
Other assets	11,510	17,340
Total assets	$661,030	$613,370
Liabilities and Shareholders' Equity
Current liabilities:
Current maturities, long-term debt	$16,710	$22,900
Accounts payable	138,730	111,450
Accrued liabilities	53,070	63,780
Total current liabilities	208,510	198,130
Long-term debt	258,880	327,040
Deferred income taxes	14,870	25,730
Other long-term liabilities	38,370	30,410
Total liabilities	520,630	581,310
Commitments and contingent liabilities	—	—
Total Horizon Global shareholders' equity	141,890	32,360
Noncontrolling interest	(1,490)	(300)
Total shareholders' equity	140,400	32,060
Total liabilities and shareholders' equity	$661,030	$613,370

Horizon Global Corporation
Consolidated Statements of Loss
(Dollars in thousands, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
Net sales	$195,990	$183,610	$892,980	$649,200
Cost of sales	(159,870)	(149,090)	(685,380)	(488,850)
Gross profit	36,120	34,520	207,600	160,350
Selling, general and administrative expenses	(37,340)	(47,640)	(171,620)	(145,150)
Net loss on dispositions of property and equipment	(890)	(20)	(1,220)	(540)
Impairment of intangible assets	—	(6,120)	—	(8,360)
Operating profit (loss)	(2,110)	(19,260)	34,760	6,300
Other expense, net:
Interest expense	(5,760)	(7,480)	(22,410)	(20,080)
Loss on extinguishment of debt	—	—	(4,640)	—
Other expense, net	(170)	(440)	(2,730)	(2,610)
Other expense, net	(5,930)	(7,920)	(29,780)	(22,690)
Income (loss) before income tax	(8,040)	(27,180)	4,980	(16,390)
Income tax benefit (expense)	(13,100)	4,630	(9,750)	3,730
Net loss	(21,140)	(22,550)	(4,770)	(12,660)
Less: Net loss attributable to noncontrolling interest	(300)	(300)	(1,220)	(300)
Net loss attributable to Horizon Global	$(20,840)	$(22,250)	$(3,550)	$(12,360)
Net (loss) per share attributable to Horizon Global:
Basic	$(0.84)	$(1.07)	$(0.14)	$(0.66)
Diluted	$(0.84)	$(1.07)	$(0.14)	$(0.66)
Weighted average common shares outstanding:
Basic	24,937,748	20,751,524	24,781,349	18,775,500
Diluted	24,937,748	20,751,524	24,781,349	18,775,500

Horizon Global Corporation
Consolidated Statements of Cash Flows
(Dollars in thousands)

	Twelve months ended December 31,
	2017	2016
Cash Flows from Operating Activities:
Net loss	$(4,770)	$(12,660)
Adjustments to reconcile net loss to net cash provided by operating activities, net of acquisition impact:
Net loss on dispositions of property and equipment	1,220	540
Impairment of intangible assets	—	8,360
Depreciation	14,930	10,260
Amortization of intangible assets	10,410	7,960
Amortization of original issuance discount and debt issuance costs	6,940	2,090
Deferred income taxes	(100)	(8,430)
Non-cash compensation expense	3,630	3,860
Loss on extinguishment of debt	4,640	—
Amortization of purchase accounting inventory step-up	420	6,680
(Increase) decrease in receivables	(9,540)	4,740
(Increase) decrease in inventories	(17,710)	10,650
(Increase) decrease in prepaid expenses and other assets	1,410	(6,300)
Increase in accounts payable and accrued liabilities	3,540	6,300
Other, net	(860)	1,360
Net cash provided by operating activities	14,160	35,410
Cash Flows from Investing Activities:
Capital expenditures	(27,290)	(14,540)
Acquisition of businesses, net of cash acquired	(19,800)	(94,370)
Net proceeds from disposition of product line, property and equipment	6,350	470
Net cash used for investing activities	(40,740)	(108,440)
Cash Flows from Financing Activities:
Proceeds from borrowing on credit facilities	52,310	41,820
Repayments of borrowings on credit facilities	(50,910)	(40,200)
Proceeds from Term B Loan, net of issuance costs	—	148,180
Repayments of borrowings on Term B Loan, including transaction fees	(189,760)	(10,000)
Proceeds from ABL Facility, net of issuance costs	139,100	118,430
Repayments of borrowings on ABL Facility	(129,100)	(118,430)
Proceeds from sale of common stock in connection with the Company's equity offering, net of issuance costs	79,920	—
Repurchase of common stock	(10,000)	—
Proceeds from issuance of Convertible Notes, net of issuance costs	121,130	—
Proceeds from issuance of Warrants, net of issuance costs	20,930	—
Payments on Convertible Note Hedges, inclusive of issuance costs	(29,680)	—
Repayments of Westfalia Group debt	—	(39,000)
Other, net	(240)	(300)
Net cash provided by financing activities	3,700	100,500
Effect of exchange rate changes on cash	2,210	(750)
Cash and Cash Equivalents:
Increase (decrease) for the year	(20,670)	26,720
At beginning of year	50,240	23,520
At end of year	$29,570	$50,240
Supplemental disclosure of cash flow information:
Cash paid for interest	$14,270	$17,330
Non-cash investing/financing activities:
Non-cash equity issuance for acquisition of businesses	$—	$49,960

Horizon Global Corporation
Company and Business Segment Financial Information
(Unaudited - dollars in thousands)

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
Horizon Americas
Net sales	$88,300	$93,070	$439,700	$443,240
Operating profit	$5,220	$3,050	$44,060	$38,680
Special Items to consider in evaluating operating profit:
Severance and business restructuring costs	$1,410	$(780)	$2,190	$4,130
Impairment of intangible assets	$—	$3,780	$—	$6,110
Adjusted operating profit	$6,630	$6,050	$46,250	$48,920

Horizon Europe-Africa
Net sales	$72,900	$64,480	$325,970	$104,080
Operating loss	$(7,740)	$(13,920)	$(1,790)	$(13,320)
Special Items to consider in evaluating operating loss:
Severance and business restructuring costs	$2,790	$800	$6,810	$1,120
Impairment of intangible assets	$—	$2,420	$—	$2,420
Amortization of inventory step-up	$—	$6,680	$—	$6,680
Acquisition and integration costs	$370	$970	$640	$970
Adjusted operating profit (loss)	$(4,580)	$(3,050)	$5,660	$(2,130)

Horizon Asia-Pacific
Net sales	$34,790	$26,060	$127,310	$101,880
Operating profit	$5,500	$2,400	$18,740	$11,230
Special Items to consider in evaluating operating profit:
Severance and business restructuring costs	$—	$—	$300	$—
Acquisition and integration costs	$200	$—	$780	$—
Amortization of inventory step-up	$—	$—	$420	$—
Adjusted operating profit	$5,700	$2,400	$20,240	$11,230

Corporate Expenses
Operating loss	$(5,090)	$(10,790)	$(26,250)	$(30,290)
Special Items to consider in evaluating operating loss:
Severance and business restructuring costs	$—	$—	$780	$—
Acquisition and integration costs	$2,130	$4,860	$4,830	$9,430
Adjusted operating loss	$(2,960)	$(5,930)	$(20,640)	$(20,860)

Total Company
Net sales	$195,990	$183,610	$892,980	$649,200
Operating profit (loss)	$(2,110)	$(19,260)	$34,760	$6,300
Total Special Items to consider in evaluating operating profit (loss)	$6,900	$18,730	$16,750	$30,860
Adjusted operating profit (loss)	$4,790	$(530)	$51,510	$37,160

Appendix I

Horizon Global Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
(Unaudited - dollars in thousands, except per share amounts)

This appendix details certain costs, expenses, other charges, and gains or income, collectively described as ''Special Items,'' that are included in the determination of net income (loss) and earnings (loss) per share under GAAP, but that management would not consider important in evaluating the quality of the Company's operating results as they are not indicative of the Company's core operating results or may obscure trends useful in evaluating the Company's continuing activities. Accordingly, the Company presents adjusted net income (loss) and adjusted diluted earnings (loss) per share excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends.

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
Net loss attributable to Horizon Global, as reported	$(20,840)	$(22,250)	$(3,550)	$(12,360)
Impact of Special Items to consider in evaluating quality of income (loss):
Severance and business restructuring costs	4,210	20	10,200	5,250
Acquisition and integration costs	2,710	6,160	6,410	10,740
Impairment of intangible assets	—	6,200	—	8,530
Amortization of inventory step up	—	6,680	420	6,680
Loss on extinguishment of debt	—	—	4,640	—
Gain on sale of product line	(1,290)	—	(1,290)	—
Tax reform	11,850	—	11,850	—
Tax impact of Special Items	660	(4,510)	(4,080)	(6,440)
Adjusted net income (loss)	$(2,700)	$(7,700)	$24,600	$12,400

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
Diluted loss per share attributable to Horizon Global, as reported	$(0.84)	$(1.07)	$(0.14)	$(0.66)
Impact of Special Items to consider in evaluating quality of EPS:
Severance and business restructuring costs	0.17	—	0.41	0.28
Acquisition and integration costs	0.11	0.30	0.26	0.57
Impairment of intangible assets	—	0.30	—	0.45
Amortization of inventory step up	—	0.32	0.01	0.36
Loss on extinguishment of debt	—	—	0.19	—
Gain on sale of product line	(0.05)	—	(0.05)	—
Tax reform	0.48	—	0.48	—
Tax impact of Special Items	0.02	(0.22)	(0.17)	(0.34)
Impact of change in dilutive shares outstanding due to Special Items	—	—	(0.01)	(0.02)
Adjusted earnings (loss) per share attributable to Horizon Global	$(0.11)	$(0.37)	$0.98	$0.64

Weighted-average shares outstanding, diluted, as reported	24,937,748	20,751,524	24,781,349	18,775,500
Impact of Special Items on diluted weighted average common shares outstanding	—	—	431,516	302,329
Diluted weighted average common shares outstanding, adjusted to exclude Special Items	24,937,748	20,751,524	25,212,865	19,077,829

Appendix II

Horizon Global Corporation
Reconciliation of Reported Revenue Growth
to Constant Currency Basis
(Unaudited)

	Three months ended December 31, 2017				Twelve months ended December 31, 2017
	Horizon Americas	Horizon Europe‑ Africa	Horizon Asia‑ Pacific	Consolidated	Horizon Americas	Horizon Europe‑ Africa	Horizon Asia‑ Pacific	Consolidated
Revenue growth as reported	(5.1)%	13.1%	33.5%	6.7%	(0.8)%	213.2%	25.0%	37.6%
Less: currency impact	—%	8.4%	3.2%	3.4%	0.2%	4.6%	3.4%	1.4%
Revenue growth at constant currency	(5.1)%	4.7%	30.3%	3.3%	(1.0)%	208.6%	21.6%	36.2%

Appendix III

Horizon Global Corporation
LTM Bank EBITDA as Defined in Credit Agreement
(Unaudited - dollars in thousands)

This appendix reconciles net income to "Consolidated Bank EBITDA" as defined in our credit agreement.  We believe this reconciliation provides valuable supplemental information regarding our capital structure, consistent with how we evaluate our performance.

	Year ended December 31,
	2017	2016
Net loss attributable to Horizon Global	$(3,550)	$(12,360)
Bank stipulated adjustments:
Interest expense, net (as defined)	22,410	20,080
Income tax expense (benefit)	9,750	(3,730)
Depreciation and amortization	25,340	18,220
Extraordinary charges	2,520	6,830
Non-cash compensation expense(a)	3,630	3,860
Other non-cash expenses or losses	2,180	16,460
Pro forma EBITDA of permitted acquisition	840	13,910
Interest-equivalent costs associated with any Specified Vendor Receivables Financing	1,490	1,200
Debt extinguishment costs	4,640	—
Items limited to 25% of consolidated EBITDA:
Non-recurring expense(b)	2,440	4,190
Acquisition integration costs(c)	11,210	4,290
Synergies related to permitted acquisition(d)	1,480	12,500
EBITDA limitation for non-recurring expenses(e)	—	(4,860)
Consolidated Bank EBITDA, as defined	$84,380	$80,590

	December 31, 2017	December 31, 2016
Total Consolidated Indebtedness(f)	$268,170	$288,140
Consolidated Bank EBITDA, as defined	84,380	80,590
Actual leverage ratio	3.18 x	3.58 x
Covenant requirement	5.00 x	5.25 x
_________________________________

(a)	Non-cash compensation expenses resulting from the grant of restricted shares of common stock and common stock options.

(b)
Under our credit agreement, costs and expenses related to cost savings projects, including restructuring and severance expenses, are not to exceed $5 million in any fiscal year and $20 million in aggregate, commencing on or after January 1, 2015.

(c)
Under our credit agreement, costs and expenses related to the integration of the Westfalia Group acquisition are not to exceed $10 million in any fiscal year and $30 million in aggregate, or other permitted acquisitions are not to exceed $7.5 million in any fiscal year and $20 million in aggregate.

(d)
Under our credit agreement, the add back for the amount of reasonably identifiable and factually supportable "run rate" cost savings, operating expense reductions, and other synergies cannot exceed $12.5 million for the Westfalia Group acquisition.

(e)	The amounts added to Consolidated Net Income pursuant to items in notes b-d shall not exceed 25% of Consolidated EBITDA, excluding these items, for such period.

(f)
"Total Consolidated Indebtedness" refers to the sum of "long-term debt" and "current maturities, long-term debt" less domestic cash of $5.9 million and 65% of unrestricted foreign cash of $15.4 million as of December 31, 2017; and domestic cash of $30.0 million and 65% of unrestricted foreign cash of $13.1 million as of December 31, 2016.